Exhibit 4.6

                        FIRST SUPPLEMENTAL INDENTURE

            FIRST SUPPLEMENTAL INDENTURE, dated as of October 12, 1999, by and between Data General Corporation, a Delaware corporation ("Data General"), and The Bank of New York, as Trustee (the "Trustee"), under the Indenture dated as of May 21, 1997 (the "Indenture").

            WHEREAS, the Indenture was authorized, executed and delivered by Data General to provide for the issuance by Data General of Data General's 6% Convertible Subordinated Notes Due 2004 (the "Notes"), and

            WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 6, 1999 by and among EMC Corporation, a Massachusetts corporation ("the Company"), Emerald Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and Data General, Merger Sub will merge with and into Data General and Data General will survive the merger as a wholly owned subsidiary of the Company; and

            WHEREAS, Data General hereby requests that the Trustee execute this First Supplemental Indenture.

            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises, it is mutually agreed, for the benefit of each other and for the equal and proportionate benefit of all holders from time to time of the Notes, as follows:

                                 ARTICLE I

            SECTION 1.1 DEFINITIONS

            Terms defined in the Indenture and used without other definition herein have the respective meanings ascribed to them in the Indenture.

            SECTION 1.2 AMENDMENT TO EXHIBIT A OF THE INDENTURE.

            The form of Note, as attached as Exhibit A to the Indenture, is hereby amended by deleting the reference to the Conversion Price being $26.194 and revising such amount to be $83.8208.

            SECTION 1.3 CONVERTIBILITY OF NOTES.

            The Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable, upon the merger of Data General with Merger Sub pursuant to which holders of common stock, par value $0.01 per share of Data General, shall be entitled to receive stock, or other assets (including cash) with respect to or in exchange for such common stock, by such holder of a number of shares of such common stock issuable upon conver sion of such Notes immediately prior to such merger.

                                 ARTICLE II
                               MISCELLANEOUS

            SECTION 2.1 SEVERABILITY.

            In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 2.2 GOVERNING LAW.

            THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

            SECTION 2.3 RATIFICATION.

            This First Supplemental Indenture is a supplement to the Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed and the Indenture and this First Supple mental Indenture shall together constitute one and the same instrument.

            SECTION 2.4 COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 2.5 THE TRUSTEE.

            The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the Recitals contained herein.

            IN WITNESS WHEREOF, DATA GENERAL CORPORATION has caused this First Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers; and The Bank of New York, as Trustee, has caused this Indenture to be signed and acknowledged by one of its duly authorized signatories as of the day and year first above written.

                       [Signatures on following page]



                                    DATA GENERAL CORPORATION


                                    By: /s/ Ronald L. Skates
                                        ------------------------------
                                        Name: Ronald L. Skates
                                        Title: President and CEO and
                                               Director


                                    THE BANK OF NEW YORK, as Trustee


                                    By: /s/ Mary Jane Schmalzel
                                        -------------------------------
                                        Name: Mary Jane Schmalzel
                                        Title:  Vice President